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                                                                  EXHIBIT 5.1

                                 Hale & Dorr
                              Counsellors at Law

                 60 State Street, Boston, Massachusetts 02109
                      617-526-6000     FAX 617-526-5000

                                                                  May 25, 1995

         Genetics Institute, Inc.
         87 CambridgePark Drive
         Cambridge, MA  02140

              Re:  1991 Stock Option Plan
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         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,300,000 Depositary Shares, each representing one share of Common Stock, $.01 par value per share, subject to a call option and evidenced by a depositary receipt (the "Depositary Shares"), of Genetics Institute, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1991 Stock Option Plan (the "Plan"). Each Depositary Share represents one share of Common Stock subject to a call option held by AHP Biotech Holdings, Inc. ("Holdings") and evidenced by a depositary receipt.

              We have examined the Restated Certificate of Incorporation of the Company, the Restated By-laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Depositary Agreement dated as of January 16, 1992 among the Company, American Home Products Corporation, Holdings and The First National Bank of Boston, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

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         Genetics Institute, Inc.
         May 25, 1995
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              Based on the foregoing, we are of the opinion that the
         Depositary Shares and the corresponding shares of Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, have been duly authorized for issuance by the Company and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                       Very truly yours,


                                       /s/ Hale and Dorr
                                       HALE AND DORR














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